                                                                      EXHIBIT 17

                             AMENDED AND RESTATED
                          FOUNDING OFFICER AGREEMENT
                          --------------------------

     THIS AMENDED AND RESTATED FOUNDING OFFICER AGREEMENT (the "AGREEMENT") is made and entered into by and between ASA HOLDINGS, INC., a Georgia corporation, ("ASA HOLDINGS"), ATLANTIC SOUTHEAST AIRLINES, INC., a Georgia corporation ("ASA"), and GEORGE F. PICKETT ("PICKETT") this 16th day of April, 1997, effective as of the Effective Time (as defined in the Amended and Restated Agreement and Plan of Merger dated November 6, 1996 by and among ASA, ASA Holdings, Inc. and Atlantic Southeast Merging Co.).

                                  WITNESSETH:
                                  ----------

     WHEREAS, Pickett was a founding shareholder of ASA and an executive officer of ASA since its inception; and

     WHEREAS, ASA recognized that Pickett, in his years as an officer of ASA, helped to build ASA into a successful and prosperous corporation; and

     WHEREAS, ASA wished to provide for compensation to Pickett in the event his employment with ASA was terminated after a change in control of ASA; and

     WHEREAS, ASA and Pickett entered into a Founding Officer Agreement dated June 27, 1990 (the "ASA AGREEMENT") as part of a total compensation package agreed to by Pickett and ASA in consideration for Pickett's continued employment with ASA; and

     WHEREAS, ASA Holdings became the parent company of ASA in a holding company reorganization that was effective at the Effective Time (the "REORGANIZATION"), and as part of the Reorganization each issued and outstanding share of ASA's voting stock was automatically converted into a share of ASA Holdings' voting stock;

     WHEREAS, ASA Holdings, ASA and Pickett wish to amend the ASA Agreement to provide to Pickett essentially the same compensation with respect to ASA Holdings in the event of a change of control as he had with respect to ASA prior to the Reorganization.

     NOW, THEREFORE, the parties, for and in consideration of Pickett's continued employment with ASA Holdings and ASA and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, to contract and agree as follows:

     1.   EFFECTIVE DATE. The effective date of the ASA Agreement was June 27,
          --------------
1990. The effective date (the "EFFECTIVE DATE") of this amendment of the ASA Agreement shall be the Effective Time.

     2.   CHANGE IN CONTROL. For the purposes of this Agreement, a "CHANGE IN
          -----------------
CONTROL" shall mean ownership of more than fifty percent (50%) of the shares of ASA Holdings' voting stock by any single entity or group.

     3.   COMPENSATION. In the event Pickett ceases to be an employee of ASA
          ------------
Holdings within two (2) years after a Change in Control, ASA Holdings and ASA hereby agree to pay to Pickett upon such termination of employment (whether by resignation, discharge with or without cause or otherwise) severance compensation in an amount equal to the lesser of: (i) an amount equal to two (2) multiplied by Pickett's gross compensation from ASA Holdings and its subsidiaries accrued with respect to the twelve (12) month period ending on the last day of the last calendar month ending on or before the date of the Change in Control, or (ii) the maximum amount which may be paid to Pickett which is deductible to ASA Holdings on a consolidated basis under Section 280G of the Internal Revenue Code of 1986, as now or hereafter amended.

     4.   AMENDMENT. This Agreement may not be changed orally but only by and
          ---------
agreement in writing signed by ASA Holdings, ASA and Pickett.

     5.   BINDING EFFECT. All the terms of this Agreement shall be binding upon
          --------------
an inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     6.   CAPTIONS AND SECTION HEADINGS. Captions and section headings used
          -----------------------------
herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     7.   GOVERNING LAW. This Agreement and the rights of the parties hereto
          -------------
shall be governed by and construed or enforced in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date first written above.


                                             /s/ George F. Pickett        (SEAL)
                                            ------------------------------
                                            GEORGE F. PICKETT

                                            ASA HOLDINGS, INC.


                                            By: /s/ George F. Pickett
                                                --------------------------
                                                George F. Pickett
                                                Chairman of the Board and
                                                Chief Executive Officer


                                            ATTEST:

                                            By: /s/ John W. Beiser
                                                --------------------------
                                                John W. Beiser
                                                Secretary

                                                     (CORPORATE SEAL)

                                            ATLANTIC SOUTHEAST AIRLINES, INC.

                                            By: /s/ George F. Pickett
                                                --------------------------
                                                George F. Pickett
                                                Chairman of the Board and
                                                Chief Executive Officer

                                            ATTEST:

                                            By: /s/ John W. Beiser
                                                --------------------------
                                                John W. Beiser
                                                Secretary

                                                     (CORPORATE SEAL)

                                AMENDMENT TO THE
                              AMENDED AND RESTATED
                           FOUNDING OFFICER AGREEMENT


                  THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED FOUNDING OFFICER AGREEMENT (the "Agreement") is made and entered into by and between ASA Holdings, Inc. ("Holdings"), Atlantic Southeast Airlines, Inc. ("ASA"), and GEORGE F. PICKETT ("Pickett") this 15th day of February, 1999.

                                   WITNESSETH:

                  WHEREAS, the Agreement provides that it may be amended in writing signed by ASA, Holding and Pickett; and

                  WHEREAS, Holdings, ASA and Pickett wish to amend this agreement.

                  NOW, THEREFORE, the Parties agree as follows:

                  The definition of "Change in Control" in Section 2 of the Agreement is hereby amended in its entirety to read as follows:

                           "Change in Control" shall mean the occurrence of any
                  one or more of the following events: (i) acquisition of at least twenty-five percent (25%) of the voting stock of the Company by any single entity or group other than Delta Air Lines, Inc. or a subsidiary thereof, the Company, a subsidiary or an employee benefit plan (or trust forming a part thereof) maintained by the Company or a subsidiary, (ii) ownership of more than fifty percent (50%) of the voting stock of the Company by Delta Air Lines, Inc. or a subsidiary thereof,
                  (iii) individuals who constitute the Board on February 14, 1999 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to February 14, 1999, whose election or nomination for election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purpose of this clause, considered as though such person were a member of the Incumbent Board;

                  provided, however, that no individual initially elected or
                  --------  -------
                  nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board, (iv) the sale or disposition of all or substantially all of the assets of the Company, (v) consummation of a reorganization, merger or consolidation or similar form of corporate transaction involving the Company, unless, immediately following such transaction more than 50% of the total voting power of the publicly traded corporation resulting from such transaction eligible to elect directors of such corporation would be represented by shares that were Company voting stock immediately prior to such transaction, and such voting power would be in substantially the same proportion as the voting power of such Company voting stock immediately prior to the transaction, or (vi) approval by the Board of any tender offer for shares of voting stock of the Company. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company voting stock as a result of the acquisition of Company voting stock by the Company which reduces the number of Company voting stock outstanding; provided, that if after such
                                            --------  ----
                  acquisition by the Company such person becomes the beneficial owner of additional Company voting stock that increases the percentage of outstanding Company voting stock beneficially owned by such person, a Change in Control of the Company shall then occur.

                  IN WITNESS WHEREOF, ASA Holdings, Inc. has caused this Second Amendment to the Plan to be executed by its duly authorized officer this ____ day of February 1999.

                                      EMPLOYER:
                                      ASA HOLDINGS, INC.


                                      By: /s/ Authorized Officer
                                         ------------------------------
                                      Title: (signature illegible)
                                            ---------------------------

                                      ATLANTIC SOUTHEAST AIRLINES, INC.


                                      By: /s/ Authorized Officer
                                         ------------------------------
                                      Title: (signature illegible)
                                            ---------------------------


                                            ---------------------------
                                                  George F. Pickett


                                      -3-